Exhibit 10.1

Bonus Payout for Management
FY 2012 Plan

	Performance Band		Payout % of Compensation						Payout components % of Compensation
	% of Target		Total			Payout Ratio, percent			Sales			Operating Profit**			Business Milestones
	Min	Max	Min	Target	Max	Sales*	Operating Profit**	Business Milestone	Min	Target	Max	Min	Target	Max	Min	Target	Max

David Kaysen	90%	110%	30.00%	60.00%	80.00%	60	20	20	18.00%	36.00%	48.00%	6.00%	12.00%	16.00%	6.00%	12.00%	16.00%

Mahedi Jiwani	90%	110%	25.00%	50.00%	60.00%	45	25	30	11.25%	22.50%	27.00%	6.25%	12.50%	15.00%	7.50%	15.00%	18.00%

Susan Holman	90%	110%	20.00%	30.00%	50.00%	45	25	30	9.00%	13.50%	22.50%	5.00%	7.50%	12.50%	6.00%	9.00%	15.00%

Marc Herregraven	90%	110%	20.00%	30.00%	50.00%	45	25	30	9.00%	13.50%	22.50%	5.00%	7.50%	12.50%	6.00%	9.00%	15.00%

Larry Heinemann	90%	110%	20.00%	30.00%	50.00%	60	20	20	12.00%	18.00%	30.00%	4.00%	6.00%	10.00%	4.00%	6.00%	10.00%

Arie Koole	90%	110%	20.00%	30.00%	50.00%	45	25	30	9.00%	13.50%	22.50%	5.00%	7.50%	12.50%	6.00%	9.00%	15.00%

Nancy Kolb	90%	110%	20.00%	30.00%	50.00%	45	25	30	9.00%	13.50%	22.50%	5.00%	7.50%	12.50%	6.00%	9.00%	15.00%

* Actual Sales adjusted for fluctulations in exchange rates relative to the planned exchange rates
** Operating Profit to exclude non cash charges for depreciation, amortization and stock option grants